Exhibit 10.27

AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT is entered into as of September 23, 2009, by and between Heritage Bankshares, Inc., a Virginia corporation (hereinafter referred to as “Bankshares”), Heritage Bank, a Virginia corporation, and Michael S. Ives (the “Executive”).

RECITALS

Bankshares and Executive previously entered into an Employment Agreement as of February 7, 2005 (“Employment Agreement”), which has been amended subsequently; and

Bankshares and Executive desire to amend the Employment Agreement as further provided herein.

NOW, THEREFORE, in consideration of the mutual promises of the parties hereto and for other good and valuable consideration, the receipt and adequacy whereof each party hereby acknowledges, Bankshares and Executive hereby agree that effective September 23, 2009, Section 4 of the Employment Agreement is hereby amended to read as follows:

“4. BASE SALARY. Executive shall receive Base Salary (a) at the rate of $200,000 per year during 2009 and (b) at the rate of $400,000 per year for the year beginning January 1, 2010 and for each year thereafter. Base Salary shall be payable in substantially equal installments no less frequently than monthly (less any amounts withheld as required by law or pursuant to any benefits plan).”

IN WITNESS WHEREOF, the parties have executed this Amendment effective as specified above.

EXECUTIVE

/s/ Michael S. Ives
Michael S. Ives

HERITAGE BANKSHARES, INC.

By:	/s/ Peter M. Meredith, Jr.
Chairman of the Board

HERITAGE BANK

By:	/s/ Peter M. Meredith, Jr.
Chairman of the Board

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